CERTIFICATE OF AMENDMENT
                                         OF
                       RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                   CALGENE, INC.

                              Pursuant to Section 242
                               of the Corporation Law
                              of the State of Delaware


     Calgene, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation held on September 20, 1996, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware at a meeting of stockholders on November 12, 1996. The resolution authorizing the amendment is as follows:

     RESOLVED: That Article FIFTH of the Certificate of Incorporation of the Corporation be and hereby is amended as follows:

     1. Section A of Article FIFTH shall be amended as follows:

     (a) The following definitions shall be deleted: "Gargiulo, G.P." and "Gargiulo, L.P."

     (b) The definition of "Gargiulo" shall be amended to read in its entirety as follows:

                   "'Gargiulo' means Gargiulo, Inc. formerly known as Tomato Investment Associates, Inc."

     (c) The definition of "Governance Agreement" shall be amended and restated to read in its entirety as follows:

                   "'Governance Agreement' means the Amended and Restated Stockholders Agreement dated as of November 12, 1996 by and between the Corporation and Monsanto."

     (d) The following sentence shall be added at the end of the definition of "Independent Director":

                    "Without limiting the foregoing, Roger H. Salquist shall qualify as an Independent Director so long as he continues to qualify under clauses (iv) and (v) of such definition. Roger H. Salquist shall not fail to qualify under clause (iv) above as a result of his Change in Control Employment Agreement dated July 19, 1995, as modified, or Consulting Agreement dated September 16,
                    1996   with   the   Corporation.   Any  of  the   above
                    restrictions may be waived by unanimous action of the Board of Directors."

     (e) The following definition shall be added:

                   "'Stock Purchase Agreement' means the Stock Purchase Agreement dated as of September 27, 1996 between the Corporation and Monsanto."

     (f) The definition of "Trigger Event" shall be amended and restated to read in its entirety as follows:

                    "'Trigger Event' means the earliest of (i) any time that Monsanto's Percentage Interest is at least fifty-five percent (55%), (ii) the Corporation elects to convert borrowings made from Monsanto into Equity Securities and Monsanto's Percentage Interest is at least fifty percent (50%) after such conversion, or (iii) the closing of Monsanto's purchase of additional shares of Common Stock pursuant to the Stock Purchase Agreement."

     (g) The definition of "Registrable Securities" shall be amended and restated to read in its entirety as follows:

                    "'Registrable  Securities'  means  shares  of  Common  Stock
                    issued  or  issuable   to  Monsanto   pursuant  to  the
                    Transaction   Agreements  and  the  Prior  Stockholders
                    Agreement (as defined in the Governance  Agreement) and
                    the Stock Purchase  Agreement whether owned by Monsanto
                    or a  permitted  transferee  of  Monsanto  and all such
                    other   securities  of  the  Corporation   acquired  by
                    Monsanto or any Affiliate of Monsanto in accordance herewith."


     2. Section C of Article FIFTH shall be amended and restated to read in its entirety as follows:

"C. THE BOARD OF DIRECTORS; COMMITTEES

     During the term of the Governance Agreement (i) the number of directors and the manner of nominating and removing members thereof shall be set forth in Section C(1), below, and (ii) the Board of Directors shall establish, empower, and maintain committees as set forth in Section C(2), below.

     1. Board of Directors. The number of Directors and manner of nominating Directors shall be as follows:

     (a) The number of Directors comprising the Board of Directors shall initially be fixed at nine (9) Directors.

     (b) Until changed in accordance with the Governance Agreement, the Board of Directors shall be comprised of nine (9) Directors, and the Corporation shall nominate for election as Directors: (i) one (1) Corporation Management Director,
(ii) three (3) Corporation Directors, and (iii) five (5) Directors designated by Monsanto, at least one (1) of which shall be an Independent Director.

     (c) [This section intentionally left blank]

     (d) At any time that Monsanto's Percentage Interest is at least seventy percent (70%), (i) the Corporation shall nominate: (i) six (6) Directors designated by Monsanto, which shall consist of the one (1) Corporation
Management Director and five (5) other Monsanto Directors (including at least one (1) Independent Director) and (ii) three (3) Independent Directors. At such time as Monsanto's Percentage Interest is at least ninety-nine percent (99%), the Corporation shall nominate nine (9) Directors designated by Monsanto.

     (e) Notwithstanding anything in the foregoing paragraphs (b) and (d) to the contrary, (i) at any time Monsanto's Percentage Interest is less than forty percent

(40%) but at least twenty percent (20%), the Corporation shall nominate three (3) Directors designated by Monsanto, (ii) at any time Monsanto's Percentage Interest is less than twenty percent (20%) but at least ten percent (10%), the Corporation shall nominate two (2) Directors designated by Monsanto and (iii) at any time Monsanto's Percentage Interest is less than ten percent (10%) but at least five percent (5%), the Corporation shall nominate one (1) Director designated by Monsanto. If, at any time, Monsanto's Percentage Interest is less than five percent (5%), the Corporation shall not be obligated to nominate any Director designated by Monsanto. At any such time, all other Directors, other than the Corporation Management Directors, shall be nominated by the Corporation.

     (f) The Independent Directors to be nominated by the Corporation from time to time shall be nominated by action of a majority of Corporation Directors then in office. The Corporation Directors shall consult with the other Independent Directors as to the nomination of any Corporation Director, and in the event a majority of the Corporation Directors are unable to agree upon any Corporation Director nominee, then the majority of all the Independent Directors shall nominate such nominee. In the event that no Corporation Directors are in office at the time of any nomination of a Corporation Director, such Corporation Directors shall be nominated by a majority of the Independent Directors then in office; provided, however, that the holders of a majority of the outstanding Voting Stock held by Unaffiliated Equity Holders shall be entitled to nominate and elect Corporation Directors in lieu of any individuals so nominated to be such Corporation Directors by a majority of the Independent Directors.

     (g) The Corporation and Monsanto, respectively, shall have the right to nominate any replacement for a Director nominated in accordance with this Section C(1) by the Corporation or Monsanto, respectively, upon the death, resignation, retirement, disqualification or removal from office for cause of such Director. Such replacement for any Independent Director shall also be an Independent Director unless, in the case of a replacement of a Monsanto Director, the Monsanto Directors include more than the required number of Independent Directors. The Board of Directors shall elect each person so nominated by Monsanto or the Corporation pursuant to this paragraph (g). In addition, the Board of Directors shall nominate the Corporation's Chief
Executive Officer to replace such officer's predecessor in office as a Corporation Management Director.

     (h) In the event that the number of Monsanto Directors on the Board of Directors differs from the number that Monsanto has the right (and wishes) to designate for nomination pursuant to this Section C(1), (i) if the number of Monsanto Directors exceeds such number, Monsanto shall promptly take all appropriate action to cause to resign that number of Monsanto Directors as is required to make the remaining number of such Monsanto Directors conform to this Section C(1) or (ii) if the number of Monsanto Directors otherwise is less than such number, the

Corporation shall promptly take all necessary action to create sufficient vacancies on the Board of Directors to permit Monsanto to designate the full number of Monsanto Directors which it is entitled (and wishes) to nominate pursuant to this Section C(1) (such action to include seeking the resignation or removal of Directors or, at the request of Monsanto, calling a special meeting of the stockholders of the Corporation for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, Monsanto shall nominate the person to fill such vacancy in accordance with this Section C(1) and the Board of Directors shall elect each person so nominated. Notwithstanding the foregoing, at each annual meeting of the stockholders of the Corporation, the Corporation shall nominate such number of Directors as Monsanto is otherwise entitled to designate under this Section C(1).

     (i) Notwithstanding anything herein to the contrary, no individual who is an officer, director, employee, agent, partner or principal stockholder of any competitor of the Corporation or any of its Affiliates (other than Monsanto and its Affiliates) or any competitor of Monsanto or any of its Affiliates (other than the Corporation) shall serve as a Director without the unanimous consent of the Board of Directors.

     (j) In the event that Monsanto desires to remove any Monsanto Director with or without cause and Monsanto is unable to procure the resignation of such Monsanto Director, then, upon the request of Monsanto, the Board of Directors shall promptly call a special meeting of stockholders of the Corporation for purposes of removing such Monsanto Director. In the event that the Corporation desires to remove any Corporation Director with or without cause and the Corporation is unable to procure the resignation of such Corporation Director, then, upon the request of a majority of all of the Independent Directors then in office, the Board of Directors shall promptly call a special meeting of stockholders of the Corporation for purposes of removing such Corporation Director. In the event that the Chief Executive Officer's employment with the Corporation is terminated for any reason, then upon the request of either Monsanto or a majority of all of the Independent Directors then in office, the Board of Directors shall promptly call a special meeting of stockholders of the Corporation for the purpose of removing such person as a Corporation Management Director.

     (k) Notwithstanding anything to the contrary herein, the Board of Directors, by unanimous action of all members of the Board of Directors, may increase the number of directors comprising the Board of Directors and may elect, or nominate for election, the director(s) to fill the vacancy or vacancies created by such increase.

      2.   Committees.

     (a) The Board of Directors shall establish, empower and maintain the committees of the Board of Directors contemplated by this Section C(2).

     (b) The following committees shall be established, empowered and maintained by the Board of Directors at all times during the term of the Governance
Agreement:

     (i) an Audit Committee, consisting of at least three (3) of the Corporation's Independent Directors, which committee shall be authorized and empowered to cause an audit to be performed of the Corporation and each of its Subsidiaries;

     (ii) [This section intentionally left blank]

     (iii) a Compensation Committee, responsible, among other things, for recommending to the Board of Directors, for approval by a majority of the Board of Directors, (a) the adoption and amendment of all employee benefit plans and arrangements, (b) the engagement of, terms of any employment agreements and arrangements with, and termination of, all persons designated by the Corporation as "officers" for purposes of Section 16 of the Exchange Act ("Section 16 Officers"), and (c) the policies, limitations and procedures under which the Stock Option Plan Administration Committee shall operate; and

     (iv) such other committees as the Board of Directors deems necessary or desirable; provided, however, that such committees are established in compliance with Section D(a)(vi) below, if applicable.

     (c) Except as otherwise provided in Section C(2)(b) above or as agreed by a majority of the Monsanto Management Directors, the number of Monsanto Directors on each committee of the Board of Directors shall be the same proportion (but not less than one (1)) of the total membership of such committee as the number of Monsanto Directors, as the case may be, is of the entire Board of Directors. Except as otherwise provided in Section C(2)(b) above, the Monsanto Directors on each committee of the Board of Directors shall be determined by a majority of the Monsanto Management Directors.

     (d) No action by any committee of the Board of Directors shall be valid unless taken by unanimous written consent as provided in the Corporation's By-laws or taken at a meeting for which adequate notice has been duly given or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all members of the committee are present and consent to the consideration of such other business. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. The Board of Directors or the remaining committee members shall designate an Independent Director or Corporation Management Director to replace any absent or disqualified Independent Director member or Corporation Management Director member, respectively, of any committee and a majority of the Monsanto Management Directors shall designate a Monsanto Director to replace any absent or disqualified Monsanto Director member of any committee. Each of the committees established by the Board of Directors pursuant to this Section C(2) shall establish such other rules and procedures for its operation and governance (consistent with the terms of the Governance Agreement) as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require."

     3. Section D of Article FIFTH shall be amended and restated to read in its entirety as follows:

"D.  APPROVAL REQUIRED FOR CERTAIN ACTIONS

     (a) Until the earlier of a Trigger Event or such date on which Monsanto's Percentage Interest is less than twenty-five (25%), a majority of the Board, including at least one (1) Corporation Director and one (1) Monsanto Management Director, shall be required to approve any of the following:

     (i) the entry by the Corporation or any of its Affiliates into any merger or consolidation or the acquisition by the Corporation or any of its Affiliates of any business or assets that would constitute a Substantial Part of the Corporation (determined on a consolidated basis) whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

     (ii) the sale, pledge, grant of security interest in, transfer, retirement or other disposal of (A) a Substantial Part of the Corporation (determined on a consolidated basis), except pursuant to a security interest granted in connection with borrowings permitted under subsection (iv) below or (B) the pledge or granting of a security interest in any intangible property set forth in Exhibit B attached to the Monsanto Disclosure Letter;

     (iii) any dividend by or return of capital by the Corporation or Gargiulo (other than such distributions by Gargiulo to the Corporation as are necessary for the Corporation to timely perform its obligations under Sections 1.02 and 5.02(c) of the Gargiulo Credit Facility);

     (iv) any incurrence or assumption, in the aggregate, by the Corporation, any of its Affiliates or any combination thereof, of any indebtedness for borrowed money at any time outstanding exceeding in the aggregate (determined on a consolidated basis) the greater of (i) fifteen million dollars ($15,000,000), increasing by five million dollars ($5,000,000) on each July 1 commencing July 1, 1996, plus amounts secured by inventory and/or receivables for seasonal working capital lines and indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, minus amounts outstanding under the Corporation Credit Facility, or (ii) the amounts set forth in the Corporation's Operating Plan, provided that loans under the Gargiulo Credit Facility shall not be counted in this limitation;

     (v)  the  repurchase  or  redemption  of  any  Equity   Securities  of  the
Corporation, other than from employees upon termination of employment or service;

     (vi) the establishment of any new committees of the Board or new or revised delegation(s) of Board authority to any Board committee or changes or revisions to general delegations of authority to officers or other Persons for categories of expenditures;

     (vii) the adoption of or amendment to any benefit or incentive plans of the Corporation or any of its Affiliates which would increase the annual cost thereof by more than fifteen percent (15%) from the prior fiscal year or any adoption of, or amendment to, any stock option plan;

     (viii) the election, appointment or removal of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Corporation and Calgene and their successors and the establishment of their annual or long term compensation level and benefits and basis for awards (other than agreements in effect on the Effective Date); provided, however, that Monsanto shall have the right to select the Chief Technical Officer of the Corporation and a controller reporting to the Chief Financial Officer of the Corporation;

     (ix) approval of the annual operating plan ("Operating Plan") and long-term strategic plan ("Strategic Plan") of the Corporation and its Affiliates, as well as the annual operating plan and long-term strategic plan for the Gargiulo Business, to be submitted to the Board annually for approval, and any material changes thereto;

     (x) any transaction between the Corporation (and its Affiliates), on the one hand, and its (their) directors, officers or employees, on the other hand, which is not in the normal course of business;

     (xi) any modification of the Transaction Agreements;

     (xii) any amendment of the By-laws or certificate of incorporation of the Corporation, Calgene or Gargiulo by the respective Boards of Directors thereof;

     (xiii) the issuance of any warrants for the purchase of Equity Securities or the issuance of additional Equity Securities (other than warrants for the purchase of Equity Securities) in excess of four million (4,000,000) shares of Common Stock in any two (2)-year period to a third party, other than pursuant to plans referred to in subsection (vii) above;

     (xiv) the sale or licensing by the  Corporation or any of its Affiliates of
(A) any intangible property set forth in Exhibit B attached to the Monsanto Disclosure Letter or (B) any other intangible property for consideration (other than royalties contingent on future sales) exceeding five million dollars ($5,000,000) in the aggregate (determined on a consolidated basis) per transaction or per series of related transactions;

     (xv) new fixed capital investments, capital leases or noncancellable operating leases by the Corporation and its Affiliates having annual payments in the aggregate (determined on a consolidated basis) exceeding the aggregate amount set forth in the Operating Plan;

     (xvi)[This section intentionally left blank]

     (xvii) any press release which mentions or directly or indirectly refers to Monsanto, except as required by law and where Board approval cannot be obtained in a timely manner;

     (xviii) the initiation, settlement or termination of any suit or proceeding concerning intellectual property, any other matter which could have an adverse public affairs effect upon Monsanto or the filing of any insolvency or bankruptcy proceeding by or on behalf of the Corporation or any of its Affiliates; or

     (xix) the removal or election of the directors of Gargiulo.

     (b) After a Trigger Event and until March 31, 1999 or Monsanto's Percentage Interest is at least seventy percent (70%), a majority of the Board, including at least two (2) Corporation Directors, shall be required to approve any of the following:

     (i) the matters set forth in subsections (i), (ii), (vi), (viii),  (ix) and
(xi) of paragraph (a) above; or

     (ii) any transaction between the Corporation (and its Affiliates) and Monsanto or any Affiliate of Monsanto.

     (c) From and after the occurrence of both (i) a Trigger Event and (ii) March 31, 1999 and until Monsanto's Percentage Interest is at least ninety-nine percent (99%), neither Monsanto nor any of its Affiliates shall enter into any transaction with the Corporation or any of its Affiliates without the approval of at least two (2) Corporation Directors."

              IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by its President on this 12th day of November, 1996.

                                       CALGENE, INC.


                                       BY:/s/ Lloyd M. Kunimoto
                                              Lloyd M. Kunimoto
                                              President

                              CERTIFICATE OF AMENDMENT
                                         OF
                       RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                   CALGENE, INC.

                            Pursuant to Section 242 of the
                              General Corporation Law
                             of the State of Delaware

     CALGENE, INC. (the "Corporation"), a corporation organized and existing under  and by  virtue  of the  General  Corporation  Law  of the  State  of

Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation held on

September 20, 1996, a resolution was duly adopted,  pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment  to the  Certificate  of  Incorporation  of the  Corporation  and

declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed  amendment in accordance with Section 211 and 222 of the General  Corporation  Law  of  the  State  of  Delaware  at  a  meeting  of stockholders on November  12,  1996.  The  resolution  authorizing  the amendment is as follows:

     RESOLVED: That the first  paragraph of Article  FOURTH of the Restated
               Certificate of Incorporation of the Corporation be and hereby is deleted and the following paragraph is inserted in lieu thereof:

               The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by its President this 13th day of March, 1997.


                                  CALGENE, INC.


                                  BY: /s/ Lloyd M. Kunimoto
                                          Lloyd M. Kunimoto
                                          President

                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                                 CALGENE II, INC.


                       Pursuant to Sections 242 and 245 of the
                  General Corporation Law of the State of Delaware

     Calgene II, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     (a) The name of the Corporation is Calgene II, Inc., which is its original name. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 1995.

     (b) This Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     (c) The text of the Certificate of Incorporation, as heretofore amended, is hereby restated, integrated, and further amended to read in its entirety as follows:

     FIRST. The name of the corporation is Calgene, Inc. (the "Corporation").

     SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 90,000,000 shares, consisting of 80,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Voting. Except as otherwise provided in Article FIFTH, the holders of the Common Stock are entitled to one vote for each share held on all matters voted upon by the stockholders.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

     4. Liquidation. Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

B.   PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior to or rank on a parity with or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation.

     Part A.   SERIES A REDEEMABLE, NON-VOTING PREFERRED STOCK

     A.1 Designation and Amount. The designation of this series of capital stock shall be Series A Redeemable, Non-Voting Preferred Stock (the "Series A Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions, if any, of the Series A Stock shall be as set forth herein. The number of authorized shares of Series A Stock is 1,000.

     A.2 Voting Rights. The Series A Stock shall have no voting rights, except as otherwise required by law.

     A.3 Redemption. The Series A Stock may be redeemed by the Corporation at any time on or prior to December 31, 1999 for $1.00 per share. In the event of any redemption of only a part of the then outstanding Series A Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series A Stock held by such holders on the date that notice of redemption is given by the Corporation. At least 30 days prior to the date fixed for any redemption of Series A Preferred Stock (a "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series A Stock to be redeemed, at his or its address last shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares and specifying the Redemption Date. Any failure to give the notice of redemption, or any defect in the giving of such notice, pursuant to the preceding sentence shall not affect the validity of the redemption of shares of Series A Stock which otherwise comply with the provisions of this Section A.3. On or prior to the Redemption Date, each holder of shares of Series A Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the notice of redemption, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owners thereof, and each surrendered certificate shall be cancelled. From and after the Redemption Date, all rights of the holders of Series A Stock designated for redemption in the notice of redemption as holders of Series A Stock (except to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     A.4 Conversion. The Series A Stock may not be converted into shares of Common Stock or any other class or series of capital stock of the Corporation.

     A.5 Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation (collectively, a "Liquidation"), the holders of shares of Series A Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders, whether from capital, earnings or surplus, before payment shall be made to the holders of Common Stock or any class or series of stock ranking on Liquidation junior to such Series A Stock, $1.00 per share.

     A.6 Dividends. Dividends may be declared and paid on the Series A Stock from funds lawfully available therefor, as and when determined by the Board of Directors.

     FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

A.   CERTAIN DEFINITIONS

     As used in this Article FIFTH, the following terms shall have the following respective meanings (all terms defined in this Section A or in other provisions of this Article FIFTH in the singular shall have the same meaning when used in the plural and vice versa):

     "Affiliate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

     "Associate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

     "Board" or "Board of Directors" means the Board of Directors of the Corporation except where the context otherwise requires.

     "Calgene" means Calgene, Inc., a Delaware corporation, as the entity existed prior to the Effective Date.

     "Calgene Board" means the Board of Directors of Calgene.

     "Calgene Director" means a member of the Calgene Board.

     "Common Stock" means the Common Stock, $.001 par value, of the Corporation.

     "Corporation Director" means an Independent Director who is nominated for such position by the Corporation in accordance with Section C(1) hereof.

     "Corporation Management Directors" means the Chief Executive Officer of the Corporation (or, if there is none at any time, a Director nominated by a majority of the Corporation Directors) and a second Director who shall be nominated by a majority of the Corporation Directors.

     "Director" means a member of the Board of Directors of the Corporation.

     "Effective Date" means March 31, 1996.

     "Equity Security" means (i) any Common Stock or other Voting Stock (ii), any securities of the Corporation convertible into or exchangeable for Common Stock or other Voting Stock or (iii) any options, rights or warrants (or any similar securities) issued by the Corporation to acquire Common Stock or other Voting Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Gargiulo" means Gargiulo, G.P. and Gargiulo, L.P., as such entities existed prior to the Effective Date.

     "Gargiulo Business" means the business transacted by Tomato Associates after the Effective Date, which business was transacted by Gargiulo prior to the Effective Date.

     "Gargiulo Credit Facility" means the Gargiulo Credit Facility Agreement dated as of March 31, 1996 by and between the Corporation and Monsanto.

     "Gargiulo G.P." means Gargiulo G.P., Inc., a Delaware corporation.

     "Gargiulo L.P." means Gargiulo, L.P., a Delaware limited partnership.

     "Governance Agreement" means the Stockholders Agreement dated as of March 31, 1996 by and between the Corporation and Monsanto.

     "hereto", "hereunder", "herein", "hereof" and the like mean and refer to this Article FIFTH as a whole and not merely to the specific article, section, paragraph or clause in which the respective word appears.

     "Holder"  means   Monsanto  and  any   subsequent   holder  of  outstanding
Registrable Securities.

     "Independent Director" means a Director or Calgene Director (i) who is not and has never been an officer or employee of Calgene, the Corporation, any Affiliate or Associate of Calgene or the Corporation or of a Person that derived five percent (5%) or more of its revenues or earnings in its most recent fiscal year from transactions involving Calgene, the Corporation or any Affiliate or Associate of Calgene or the Corporation; (ii) who is not and has never been an officer or employee of Monsanto, any Affiliate or Associate of Monsanto or of a Person that derived more than five percent (5%) of its revenues or earnings in its most recent fiscal year from transactions involving Monsanto or any Affiliate or Associate of Monsanto, (iii) who is not and never has been an officer or employee of Gargiulo, any Affiliate or Associate of Gargiulo or of a Person that derived more than five percent (5%) of its revenues or earnings in its most recent fiscal year from transactions involving Gargiulo or any Affiliate or Associate of Gargiulo, (iv) who has no affiliation, compensation, consulting or contracting arrangement with Calgene, the Corporation, Monsanto, Gargiulo or any of their respective Affiliates or Associates or any other Person such that a reasonable person would regard such Director as likely to be unduly influenced by management of Calgene, the Corporation or Monsanto, respectively (provided, however, that no Person shall be regarded as being unduly influenced by the management of Monsanto merely because such Person serves or previously served as a director of Monsanto or any Affiliate or Associate of Monsanto), and
(v) who has an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Corporation. Notwithstanding the foregoing, no member of the immediate family of any Person who does not qualify to be an Independent Director by reason of clause (i), (ii), (iii) or (iv) above shall be considered an Independent Director. For purposes of the preceding sentence, the term "immediate family" shall have the same meaning as set forth in Item 404(a) of Regulation S-K.

     "Monsanto" means Monsanto Company, a Delaware corporation.

     "Monsanto Director" means a Director or Calgene Director, including any Monsanto Management Director, who is nominated for such position by Monsanto in accordance with Section C(1) hereof.

     "Monsanto Disclosure Letter" means the disclosure letter from Monsanto to Calgene dated June 27, 1995.

     "Monsanto Management Director" means a Director or Calgene Director who is nominated for such position by Monsanto in accordance with Section C(1) hereof and who is or was an employee of Monsanto.

     "Operating Plan" has the meaning set forth in Section D(1)(a)(ix) hereof.

     "Percentage Interest" means the percentage of outstanding Voting Stock that is controlled directly or indirectly by Monsanto and its Affiliates.

     "Person" means a corporation, association, partnership, joint venture, limited liability company, individual, trust, unincorporated organization, a government agency or political subdivision thereof and any other entity.

     "Registrable Securities" means shares of Common Stock issued or issuable pursuant to the Transaction Agreements and all such other securities of the Corporation acquired by a Holder.

     "Reorganization Agreement" means the Agreement and Plan of Reorganization dated as of October 13, 1995 between Calgene and Monsanto.

     "Section 16 Officers" has the meaning set forth in Section C(2)(b)(iii) hereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Strategic Plan" has the meaning set forth in Section D(1)(a)(ix) hereof.

     "Subsidiary" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

     "Substantial  Part"  means  more  than  ten  percent  (10%)  of  the  total
consolidated   assets  of  the   Corporation  as  shown  on  the   Corporation's
consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is made.

     "Tomato Associates" means Tomato Investment Associates, Inc., a Delaware corporation.

     "Transaction Agreements" has the meaning set forth in the Reorganization Agreement.

     "Trigger Event" means the earlier of any time that (i) Monsanto's Percentage Interest is at least fifty-five percent (55%) or (ii) the Corporation elects to convert borrowings made from Monsanto into Equity Securities and Monsanto's Percentage Interest is as least fifty percent (50%) after such conversion.

     "Unaffiliated Equity Holders" means holders of Equity Securities other than Monsanto or any of its Affiliates.

     "Voting Stock" means securities having the right to vote generally in any election of Directors of the Corporation (other than solely by reason of the occurrence of an event).

B.   DIRECTOR ELECTIONS; BY-LAWS; BOOKS AND RECORDS

     1. Election of directors need not be by written ballot.

     2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

     3. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated by the Board of Directors.

     4. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single candidate or may distribute them among such number to be elected, or for any two or more of them as he may see fit.

C.   THE BOARD OF DIRECTORS; COMMITTEES

     During the term of the Governance Agreement (i) the number of directors and the manner of nominating and removing members thereof shall be as set forth in Section C(1), below, and (ii) the Board of Directors shall establish, empower and maintain committees as set forth in Section C(2), below.

     1. Board of Directors. The number of Directors and manner of nominating Directors shall be as follows:

     (a) The number of Directors comprising the Board of Directors shall initially be fixed at nine (9) Directors. The number of such Directors may be increased only in accordance with Section C(1)(c) or Section D(1)(a)(xii) below.

     (b) Until the occurrence of a Trigger Event, the Corporation shall nominate for election as Directors: (i) two (2) Corporation Management Directors, (ii) three (3) Corporation Directors, and (iii) four (4) Directors designated by Monsanto, at least one (1) of which shall be an Independent Director.

     (c) At and after the occurrence of a Trigger Event, the Board of Directors shall be comprised of eleven (11) Directors and the Corporation shall nominate, subject to paragraph (d) below, two (2) additional Directors designated by Monsanto, for a total of six (6) nominees to be designated by Monsanto.

     (d) At any time that Monsanto's Percentage Interest is at least seventy percent (70%), the Corporation shall nominate: (i) eight (8) Directors designated  by  Monsanto,  which  shall  consist  of  the  two  (2)  Corporation
Management Directors and six (6) other Monsanto Directors (including at least one (1) Independent Director) and (ii) three (3) Independent Directors. At such time as Monsanto's Percentage Interest is at least ninety-nine percent (99%), the Company shall nominate eleven (11) Directors designated by Monsanto.

     (e) Notwithstanding anything in the foregoing paragraphs (b), (c) and (d) to the contrary, (i) at any time Monsanto's Percentage Interest is less than forty percent (40%) but at least twenty percent (20%), the Corporation shall nominate three (3) Directors designated by Monsanto, (ii) at any time Monsanto's Percentage Interest is less than twenty percent (20%) but at least ten percent (10%), the Corporation shall nominate two (2) Directors designated by Monsanto, and (iii) at any time Monsanto's Percentage Interest is less than ten percent (10%) but at least five percent (5%), the Corporation shall nominate one (1) Director designated by Monsanto. If, at any time, Monsanto's Percentage Interest is less than five percent (5%), the Corporation shall not be obligated to nominate any Director designated by Monsanto. At any such time, all other Directors, other than the Corporation Management Directors, shall be nominated by the Corporation.

     (f) The Independent Directors to be nominated by the Corporation from time to time shall be nominated by action of a majority of the Corporation Directors then in office. In the event that no Corporation Directors are in office at such time, such Independent Directors shall be nominated by a majority of the Independent Directors then in office; provided, however, that the holders of a majority of the outstanding Voting Stock held by Unaffiliated Equity Holders shall be entitled to nominate and elect Corporation Directors in lieu of any individuals so nominated to be such Corporation Directors by a majority of the Corporation Directors.

     (g) The Corporation and Monsanto, respectively, shall have the right to nominate any replacement for a Director nominated in accordance with this Section C(1) by the Corporation or Monsanto, respectively, upon the death, resignation, retirement, disqualification or removal from office for cause of such Director. Such replacement for any Independent Director shall also be an Independent Director unless, in the case of a replacement of a Monsanto Director, the Monsanto Directors include more than the required number of Independent Directors. The Board of Directors shall elect each person so nominated by Monsanto or the Corporation pursuant to this paragraph (g). In addition, the Board of Directors shall nominate the Corporation's Chief
Executive Officer to replace such officer's predecessor in office as a Corporation Management Director.

     (h) In the event that the number of Monsanto Directors on the Board of Directors differs from the number that Monsanto has the right (and wishes) to designate for nomination pursuant to this Section C(1), (i) if the number of Monsanto Directors exceeds such number, Monsanto shall promptly take all appropriate action to cause to resign that number of Monsanto Directors as is required to make the remaining number of such Monsanto Directors conform to this Section C(1) or (ii) if the number of Monsanto Directors otherwise is less than such number, the Corporation shall promptly take all necessary action to create sufficient vacancies on the Board of Directors to permit Monsanto to designate the full number of Monsanto Directors which it is entitled (and wishes) to nominate pursuant to this Section C(1) (such action to include seeking the resignation or removal of Directors or, at the request of Monsanto, calling a special meeting of the stockholders of the Corporation for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, Monsanto shall nominate the person to fill such vacancy in accordance with this Section C(1) and the Board of Directors shall elect each person so nominated. Notwithstanding the foregoing, at each annual meeting of the stockholders of the Corporation, the Corporation shall nominate such number of Directors as Monsanto is otherwise entitled to designate under this Section C(1).

     (i) Notwithstanding anything herein to the contrary, no individual who is an officer, director, employee, agent, partner or principal stockholder of any competitor of the Corporation or any of its Affiliates (other than Monsanto and its Affiliates) or any competitor of Monsanto or any of its Affiliates (other than the Corporation) shall serve as a Director without the unanimous consent of the Board of Directors.

     (j) In the event that Monsanto desires to remove any Monsanto Director with or without cause and Monsanto is unable to procure the resignation of such Monsanto Director, then, upon the request of Monsanto, the Board of Directors shall promptly call a special meeting of stockholders of the Corporation for purposes of removing such Monsanto Director. In the event that the Corporation desires to remove any Corporation Director with or without cause and the Corporation is unable to procure the resignation of such Corporation Director, then, upon the request of a majority of the Corporation Directors then in office (or, in the event no Corporation Directors are then in office, upon the request of a majority of the Independent Directors then in office), the Board of Directors shall promptly call a special meeting of stockholders of the Corporation for purposes of removing such Corporation Director. In the event that the Chief Executive Officer's employment with the Corporation is terminated for any reason, then upon the request of either Monsanto or a majority of the Corporation Directors then in office (or, in the event no Corporation Directors are then in office, upon the request of a majority of the Independent Directors then in office), the Board of Directors shall promptly call a special meeting of stockholders of the Corporation for the purpose of removing such person as a Corporation Management Director.

     2. Committees.

     (a) The Board of Directors shall establish, empower and maintain the committees of the Board of Directors contemplated by this Section C(2).

     (b) The following committees shall be established, empowered and maintained by the Board of Directors at all times during the term of the Governance
Agreement:

     (i) an Audit Committee, consisting of at least three (3) of the Corporation's Independent Directors, which committee shall be authorized and empowered to cause an audit to be performed of the Corporation and each of its Subsidiaries;

     (ii) until the occurrence of a Trigger Event, a Retention/Replacement Committee, consisting of the Independent Directors then serving on the Board, responsible for the retention and/or replacement of all of the executive officers of the Corporation, to be based on the financial and behavioral criteria established by the Retention/Replacement Committee; in the event that such committee decides to replace any executive officer, Monsanto shall have the right to nominate a replacement  for  such  executive  officer  for  consideration  by the committee along with any other candidates identified by such committee; the rights of the Retention/Replacement Committee shall be subject to the provisions set forth in Section D(1)(a)(viii), below;

     (iii)a Compensation Committee, responsible, among other things, for recommending to the Board of Directors, for approval by a majority of the Board of Directors, (a) the adoption and amendment of all employee benefit plans and arrangements, (b) the engagement of, terms of any employment agreements and arrangements with, and termination of, all persons designated by the Corporation as "officers" for purposes of

          Section 16 of the Exchange Act ("Section 16 Officers"), (c) the policies, limitations and procedures under which the Stock Option Plan Administration Committee shall operate and (d) the granting under the Corporation's employee benefit plans of stock options and other equity rights to Section 16 Officers, and consisting solely of the Independent Directors then serving on the Board of Directors provided each such Independent Director is (A) a disinterested person (as such term is defined in Rule 16b-3(d) under the Exchange Act) and (B) an "independent director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

     (iv) such other committees as the Board of Directors deems necessary or desirable; provided, however, that such committees are established in compliance with Section D(1)(a)(vi), below.

     For purposes of clause (ii) above, "executive officers" shall have the same meaning as in Rule 3b-7 promulgated under the Exchange Act.

     (c) Except as otherwise provided in Section C(2)(b), above, or as agreed by a majority of the Monsanto Management Directors, the number of Monsanto
Directors on each committee of the Board of Directors shall be the same proportion (but not less than one (1)) of the total membership of such committee as the number of Monsanto Directors, as the case may be, is of the entire Board of Directors. Except as otherwise provided in Section C(2)(b) above, the Monsanto Directors on each committee of the Board of Directors shall be determined by a majority of the Monsanto Management Directors.

     (d) No action by any committee of the Board of Directors shall be valid unless taken by unanimous written consent as provided in the Corporation's By-laws or taken at a meeting for which adequate notice has been duly given or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all members of the committee are present and consent to the consideration of such other business. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. The Board of Directors or the remaining committee members shall designate an Independent Director or
Corporation   Management   Director  to  replace  any  absent  or   disqualified

Independent Director member or Corporation Management Director member, respectively, of any committee and a majority of the Monsanto Management
Directors shall designate a Monsanto Director to replace any absent or disqualified Monsanto Director member of any committee. Each of the committees established by the Board of Directors pursuant to this Section C(2) shall establish such other rules and procedures for its operation and governance (consistent with the terms of the Governance Agreement) as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

D.   APPROVAL REQUIRED FOR CERTAIN ACTIONS

     1. Approvals Required

     (a) Until the earlier of a Trigger Event or such date on which Monsanto's Percentage Interest is less than twenty-five percent (25%), a majority of the Board, including at least one (1) Corporation Director and one (1) Monsanto Management Director, shall be required to approve any of the following:

     (i) the entry by the Corporation or any of its Affiliates into any merger or consolidation or the acquisition by the Corporation or any of its Affiliates of any business or assets that would constitute a Substantial Part of the Corporation (determined on a consolidated basis) whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

     (ii) the sale, pledge, grant of security interest in, transfer, retirement or other disposal of (A) a Substantial Part of the Corporation (determined on a consolidated basis), except pursuant to a security interest granted in connection with borrowings permitted under subsection (iv) below or (B) the pledge or granting of a security interest in any intangible property set forth in Exhibit B to the Monsanto Disclosure Letter.

     (iii)any dividend by or return of capital by the Corporation or Tomato Associates (other than such distributions by Tomato Associates to the Corporation as are necessary for the Corporation to timely perform its obligations under Sections 1.02 and 5.02(c) of the Gargiulo Credit Facility);

     (iv) any incurrence or assumption, in the aggregate, by the Corporation, any of its Affiliates or any combination thereof, of any indebtedness for borrowed money at any time outstanding exceeding in the aggregate (determined on a consolidated basis) the greater of (i) Fifteen
          Million Dollars ($15,000,000), increasing by Five Million Dollars ($5,000,000) on each July 1 commencing July 1, 1996, plus amounts secured by inventory and/or receivables for seasonal working capital lines and indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, minus amounts outstanding under the Corporation Credit Facility, or (ii) the amounts set forth in the Corporation's Operating Plan, provided that loans under the Gargiulo Credit Facility shall not be counted in this limitation;

     (v)  the  repurchase  or  redemption  of  any  Equity   Securities  of  the
          Corporation, other than from employees upon termination of employment or service;

     (vi) the establishment of any new committees of the Board or new or revised delegation(s) of Board authority to any Board committee or changes or revisions to general delegations of authority to officers or other Persons for categories of expenditures;

     (vii)the adoption of or amendment to any benefit or incentive plans of the Corporation or any of its Affiliates which would increase the annual cost thereof by more than fifteen percent (15%) from the prior fiscal year or any adoption of, or amendment to, any stock option plan;

     (viii) the election, appointment or removal of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Corporation and their successors and the establishment of their annual or long term compensation level and benefits and basis for awards (other than agreements in effect on the Effective Date); provided, however, that Monsanto shall have the right to select the Chief Technical Officer of the Corporation and a controller reporting to the Chief Financial Officer of the Corporation;

     (ix) approval of the annual operating plan (the "Operating Plan") and long-term strategic plan (the "Strategic Plan") of the Corporation and its Affiliates, as well as the annual operating plan and long-term strategic plan for the Gargiulo Business, to be submitted to the Board annually for approval, and any material changes thereto;

     (x) any transaction between the Corporation (and its Affiliates), on the one hand, and its (their) directors, officers or employees, on the other hand, which is not in the normal course of business;

     (xi) any modification of the Transaction Agreements;

     (xii)any amendment of the By-laws or Certificate of Incorporation of the Corporation, Calgene or Tomato Associates by the respective boards of directors thereof;

     (xiii) the issuance of any warrants for the purchase of Equity Securities or the issuance of additional Equity Securities (other than warrants for the purchase of Equity Securities) in excess of four million (4,000,000) shares of Common Stock in any two (2) year period to a third party, other than pursuant to plans referred to in subsection
          (vii) above;

     (xiv)the sale or licensing by the  Corporation  or any of its Affiliates of
          (A) any intangible property set forth in Exhibit B attached to the Monsanto Disclosure Letter or (B) any other intangible property for consideration (other than royalties contingent on future sales)
          exceeding Five Million Dollars ($5,000,000) in the aggregate (determined on a consolidated basis) per transaction or per series of related transactions;

     (xv) new fixed capital investments, capital leases or noncancellable operating leases by the Corporation and its Affiliates having annual payments in the aggregate (determined on a consolidated basis) exceeding the aggregate amount set forth in the Operating Plan;

     (xvi)matters covered in Article 5 of the Governance Agreement, including, without limitation, any changes in the composition of the Tomato Associates' Board of Directors other than with respect to Messrs. Salquist and Stacey;

   (xvii) any press release which mentions or directly or indirectly refers to Monsanto, except as required by law and where approval of the Board of Directors cannot be obtained in a timely manner;

     (xviii) the initiation, settlement or termination of any suit or proceeding concerning intellectual property, any other matter which could have an adverse public affairs effect upon Monsanto or the filing of any insolvency or bankruptcy proceeding by or on behalf of the Corporation or any of its Affiliates; or

     (xix)the removal or election of the directors, subject to Section 5.1 of the Governance Agreement, of Tomato Associates.

     (b) After a Trigger Event and until the earlier of (i) the third anniversary of the Effective Date or (ii) Monsanto's Percentage Interest is at least seventy percent (70%), a majority of the Board, including at least two (2) Corporation Directors, shall be required to approve any of the following:

     (i) except as provided in Section D(1)(a)(xvi), above, the matters set forth in subsections (i), (ii), (vi), (viii), (ix) and (xi) of paragraph D(1)(a), above; or

     (ii) any transaction between the Corporation (and its Affiliates) and Monsanto or any Affiliate of Monsanto.

     (c) From and after the occurrence of both (i) a Trigger Event and (ii) the third anniversary of the Effective Date, and until Monsanto's Percentage Interest is at least ninety-nine percent (99%), neither Monsanto nor any of its Affiliates shall enter into any transaction with the Corporation or any of its Affiliates without the approval of at least two (2) Corporation Directors.

     SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH. 1. Actions, Suits and Proceedings other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice) without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the

Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     5. Advancement of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote in an election of directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

     7. Remedies. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to in Section 6 above. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9. Other Rights. The rights to indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

     12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14.  Definitions.  Terms  used  herein and  defined  in Section  145(h) and
Section 145(i) of the General Corporation Law shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     15. Subsequent Legislation. If the General Corporation Law is amended after adoption of this Article to expand further the indemnification and advancement of expenses permitted to Indemnitees, then the Corporation shall indemnify and advance expenses to such persons to the fullest extent permitted by the General Corporation Law, as so amended.

     NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

              IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been signed by its President this __ day of March, 1996.

                                            CALGENE II, INC.


                                            By: /s/ Roger H. Salquist
                                                    President